The Investor CreditLineSM Service Client
Agreement
Note: CMA M CBA and WCMA clients who have already signed this agreement need not return this form.

In consideration of your accepting and
carrying one or more accounts for the
undersigned, the undersigned hereby consents and agrees that:

Applicable Rules and Regulations
1. All transactions shall be subject to the constitution, rules, regulations, customs and usages of the exchange or market and its clearinghouse, if any, on which such transactions are executed by you (Merill
Lynch, Pierce, Fenner & Smith, Inc.) or your agents, including your subsidiaries and affiliates.

Definition
2.     For purposes of this agreement,
"securities and other property" shall include, but not be limited to, money, securities, financial instruments and commodities of every kind and nature and all contracts and options relating thereto, whether for present or future delivery.

Collateral Requirements and Credit Charges for the Investor CreditLineSM Service
3.     The undersigned will maintain such
securities and other property in the account of the undersigned for collateral purposes as you shall require from time to time; and the monthly debit balance of such accounts shall be charged, in accordance with your usual custom, with interest at a rate permitted by the laws of the State of New York. It is understood that the interest charge made to the undersigned's account at the close of a charge period will, unless paid, be added to the opening balance for the next charge period and that interest will be charged upon such opening balance, including all interest so added.

Security Interest
4. All securities and other property now or hereafter held, carried or maintained by you or by any of your affiliates in your possession or control, or in the possession or control of any such affiliate, for any purpose, in or for any account of the undersigned now or hereafter opened, including any account in which the undersigned may have an interest, shall be subject to a lien for the discharge of all the indebtedness and other obligations of the undersigned to you, and are to be held by you as security for the payment of any liability or indebtedness of the undersigned to you in any of said accounts. You shall have the right to transfer securities and other property so held by you from or to any other of the accounts of the undersigned whenever in your judgment you consider such a transfer necessary for your protection. In enforcing your lien, you shall have the discretion to determine which securities and property are to be sold and which contracts are to be closed.

Representations as to Beneficial Ownership and Control
5.     The undersigned represents that, with
respect to securities against which credit is or may be extended by you: (a) the undersigned is not the beneficial owner of more than three percent (3%) of the number of outstanding shares of any class of equity securities, and
(b) does not control, is not controlled by, and is not under common control with, the issuer of any such securities. In the event that any of the foregoing representations are inaccurate or become inaccurate, the undersigned will promptly so advise you in writing.

Calls for Additional Collateral - Liquidation
Rights
6.     (a) You shall have the right to require
additional collateral:

     (1)  in accordance with your general
          policies for the Investor
          CreditLineSM service maintenance
          requirements, as such may be
          modified, amended or supplemented
          from time to time; or

     (2)  if in your discretion you consider
          it necessary for your protection
          at an earlier or later point in
          time than called for by said
          general policies; or

     (3)  in the event that a petition in
          bankruptcy or for appointment of a
          receiver is filed by or against
          the undersigned; or

     (4)  if an attachment is levied against
          the accounts of the undersigned;
          or

     (5)      in the event of the death of the undersigned

     (b)     If the undersigned does not
provide you with additional collateral as you may require in accordance with (a) (1) or (3), or should an event described in (a) (3), (4) or (5) occur (whether or not you elect to require additional collateral), you shall have the right;

     (1)  to sell any or all securities and
          other property in the accounts of
          the undersigned with you or with
          any of your affiliates, whether
          carried individually or jointly
          with others;

     (2)  to buy any or all securities and
          other property which may be short
          in such accounts; and

     (3)  to cancel any open orders and to
          close any or all outstanding
          contracts.

You may exercise any or all of your rights under (b) (1), (2) or (3) without further demand for additional collateral, or notice of sale or purchase, or other notice or advertisement. Any such sales or purchases may be made at your discretion on any exchange or other market where such business is usually transacted, or at public auction or private sale; and you may be the purchaser for your own account. It is understood that your giving of any prior demand or call or prior notice of the time and place of such sale or purchase shall not be considered a waiver of your right to sell or buy without any such demand, call or notice as herein provided.

Payment of Indebtedness Upon Demand
7.     The undersigned shall at all times be
liable for the payment upon demand of any debit balance or other obligations owing in any of the accounts of the undersigned with you, and the undersigned shall be liable to you for any deficiency remaining in any such accounts in the event of the liquidation thereof, in whole or in part, by you or by the undersigned; and the undersigned shall make payment of such obligations and indebtedness upon demand.

Liability for Costs of Collection
8.     To the extent permitted by the laws of
the State of New York, the reasonable costs and expenses of collection of the debit balance and any unpaid deficiency in the accounts of the undersigned with you, including but not limited to attorney's fees incurred and payable or paid by you, shall be payable to you by the undersigned.

Pledge of Securities and Other Property
9. All securities and other property now or hereafter held, carried or maintained by you in your possession or control in any of the accounts of the undersigned may be pledged and repledged by you from time to time, without notice to the undersigned, either separately or in common with other such securities and other property for any amount due in the accounts of the undersigned, or for any greater amount, and you may do so without retaining in your possession or under your control for delivery a like amount of similar securities or other property.

Lending Agreement
10.     In return for the extension or
maintenance of any credit by you, the
undersigned acknowledges and agrees that the securities in the undersigned's account, together with all attendant rights of ownership, may be lent to you or lent out to others to the extent not prohibited by applicable laws, rules and regulations. In connection with such securities loans, you may receive and retain certain benefits to which the undersigned will not be entitled. The undersigned understands that, in certain circumstances such loans could limit the undersigned's ability to exercise voting rights, in whole or part, with respect to the securities lent.

Presumption of Receipt of Communications
11.     Communications may be sent to the
undersigned at the address of the undersigned or at such other address as the undersigned may hereafter give you in writing. All communications so sent, whether by mail, telegraph, messenger or otherwise, shall be deemed given to the undersigned personally, whether actually received or not.

Accounts Carried as Clearing Broker
12.     If you are carrying the account of the
undersigned as clearing broker by arrangement with another broker through whose courtesy the account of the undersigned has been introduced to you, then until receipt from the undersigned of written notice to the contrary, you may accept from such other broker, without inquiry or investigation by you (a) orders for the purchase or sale in said account of securities and other property on credit

Page 17 of 19 Pages

or otherwise, and (b) any other instructions concerning said account. You shall not be responsible or liable for any acts or omissions of such other broker or his employees.

Agreement to Arbitrate Controversies
13.     Arbitration is final and binding on the
parties

          The parties are waiving their
          right to seek remedies in court,
          including the right to jury trial.
          Prearbitration discovery is
          generally more limited than and
          different from court proceedings.
          The arbitrators' award is not
          required to include factual
          findings or legal reasoning and an
          party's right to appeal or to seek
          modification of rulings by the
          arbitrators is strictly limited.
          The panel of arbitrators will
          typically include a minority of
          arbitrators who were or are
          affiliated with the securities
          industry.

The undersigned agrees that all controversies which may arise between us, including but not limited to those involving any transaction or the construction, performance or breach of this or any other agreement between us, whether entered into prior, on or subsequent to the date hereof, shall be determined by arbitration. Any arbitration under this agreement shall be conducted only before the New York Stock Exchange, Inc., the American
Stock Exchange, Inc. or arbitration facility provided by any other exchange or which you are a member, the National Association of Securities Dealers, Inc. or the Municipal
Securities Rulemaking Board, and in accordance with its arbitration rules then in force. The undersigned may elect in the first instance whether arbitration shall be conducted before the New York Stock Exchange, Inc., the
American Stock Exchange, Inc., other exchange of which you are a member, the National
Association of Securities Dealers, Inc. or the
Municipal Securities Rulemakeing Board, but if the undersigned fails to make such election, by registered letter or telegram addressed to you at the office where the undersigned maintains the account, before the expiration of five days after receipt of a written request from you to make such election, then you may make such election. Judgement upon the award of arbitrators may be entered in any court, state or federal, having jurisdiction.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action, or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

Joint and Several Liability
14. If the undersigned shall consist of more than one person, their obligations under this agreement shall be joint and several.

Representation as in Capacity to Enter into Agreement
15.      The undersigned represents that no one
except the undersigned has an interest in the account or accounts of the undersigned with you. If a natural person, the undersigned represents that the undersigned is of full age, is not an employee of any exchange, nor of any corporation of which any exchange owns a majority of the capital stock, nor of a member of any exchange, nor of a member firm or member corporation registered on any exchange, nor of a bank, trust company, insurance company or any corporation, firm or individual engaged in the business of dealing either as a broker or as principal in securities, bills or exchange, acceptances or other forms of commercial paper. If any of the foregoing representations is inaccurate or becomes inaccurate, the undersigned will promptly so advise you in writing.

Extraordinary Events
16.     You shall not be liable for loss caused
directly or indirectly by government
restrictions, exchange or market rulings, suspension or trading, war, strikes or other conditions beyond your control.

The Laws of the State of New York Govern
17.     This agreement and is enforcement shall
be governed by the laws of the State of New
York; and shall cover individually and
collectively all accounts which the
undersigned may open or reopen with you; shall inure to the benefit of your successors, whether my merger, consolidation or otherwise, and assigns, and you may transfer the accounts of the undersigned to your successors and assigns; and this agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned.

Amendments
18.     The undersigned agrees that you shall
have the right to amend this Agreement, by modifying or rescinding any of its existing provisions or by adding any new provision. Any such amendment shall be effective as of a date to be established by you, which shall not be earlier than thirty days after you send modification of any such amendment to the undersigned.

Separability
19.     If any provision or condition of this
agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

Headings are Descriptive
20.     The heading of each provision hereof is
for descriptive purposes only and shall not be deemed to modify or qualify any of the rights or obligations set forth in each such provision.

CMA, CBA and WCMA clients may have already signed and returned this agreement. If so, please disregard.

BY SIGNING THIS AGREEMENT, THE UNDERSIGNED
ACKNOWLEDGES (1) THAT IN ACCORDANCE WITH
PARAGRAPH 13, THE UNDERSIGNED IS AGREEING IN
ADVANCE T ARBITRATE ANY CONTROVERSIES THAT MAY
ARISE WITH YOU; (2) THAT, PURSUANT TO
PARAGRAPH 10 ABOVE, CERTAIN OF THE
UNDERSIGNED'S SECURITIES MAY BE LOANED TO YOU
OR LOANED OUT TO OTHERS; AND (3) RECEIPT OF A
COPY OF THIS AGREEMENT.

Signature /s/Leon S. Gross Date 11-25-97
Title     N/A
     (For special accounts, example: Trustee)

Signature N/A               Date
          (Second party if joint account: Co-Trustee)
Title     N/A
          (For special accounts, example: Co-Trustee)

Account No. _________________



Page 18 of 19 Pages